FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                  _____________________________

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
                  _____________________________

                     Entergy Arkansas, Inc.
     (Exact name of registrant as specified in its charter)

      Arkansas              1-10764              71-0005900
     (State of          (Commission File      (I.R.S. Employer
  incorporation or          Number)          Identification No.)
   organization)
                        425 West Capitol
                       Avenue, 40th Floor
                  Little Rock, Arkansas 72201
                         (501) 377-4000
                          (Address of
                      principal executive
                       offices, including
                           zip code)

                 _______________________________

     Securities to be registered pursuant to Section 12(b) of the
Act:

      Title of each class        Name of each exchange on which
      to be so registered        each class is to be so registered
  6.70% Series First Mortgage        New York Stock Exchange
    Bonds Due April 1, 2032

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

     Securities Act registration statement file number to which this form relates: 333-39018
                  (if applicable)

     Securities to be registered pursuant to Section 12(g) of the
Act:   None

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

      Mark G. Otts, Esq.             Kimberly M. Reisler, Esq.
      Entergy Services, Inc.         Thelen Reid & Priest LLP
      639 Loyola Avenue              40 West 57th Street
      New Orleans, Louisiana 70113   New York, New York  10019
      (504) 576-5228                 (212) 603-2207

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be
Registered.

     The  securities to be registered hereby are the 6.70% Series
First  Mortgage Bonds due April 1, 2032 (the "Bonds") of  Entergy
Arkansas, Inc. (the "Company"), an Arkansas corporation.

     A description of the Bonds is contained in the Prospectus included in the Registration Statement on Form S-3 of Entergy Arkansas, Inc., Registration Statement File No. 333-39018, which was declared effective by the Securities and Exchange Commission on June 16, 2000, as supplemented by a Prospectus Supplement dated March 21, 2002 relating to the Bonds filed pursuant to Rule 424(b) under the Securities Act of 1933 on March 25, 2002. Such description, as so supplemented, is incorporated herein by reference.

Item 2.   Exhibits.

     The Bonds described herein are to be listed on the New York Stock Exchange. Accordingly, the following exhibits required in accordance with Part II to the instructions as to exhibits to Form 8-A have been duly filed with the New York Stock Exchange.

Exhibit Description                   Method of Filing

1(a)    *Registration  Statement  on  Previously    filed     as
        Form  S-3  filed by  Entergy  Registration Statement No.
        Arkansas, Inc.                33-39018.

1(b)    *Prospectus       Supplement  Previously filed  pursuant
        dated  March 21, 2002  filed  to  Rule  424(b)(2)  under
        by Entergy Arkansas, Inc.     the Securities Act of 1933

4(a) *Amended and Restated Exhibit 3(i)(c)1 to the Articles of Incorporation Company's Annual Report of the Company, as amended. on Form 10-K for the year ended December 31, 1999 in
                                      File No. 1-10764.

4(b)    *By-Laws of the Company,  as  Exhibit  3(ii)(c)  to  the
        amended. Company's Annual Report on Form 10-K for the year ended December 31, 1999 in
                                      File No. 1-10764.

4(c)    *Mortgage and Deed of  Trust  Exhibit 7(d) in File No. 2-
        dated   as  of  October   1,  5463.
        1944,  as amended by  fifty-
        six             Supplemental
        Indentures.

4(d)    Supplemental      Indentures
        supplementing said  Mortgage
        and Deed of Trust

        *First          Supplemental  Exhibit 7(b) in File No. 2-
        Indenture                     7121.

        *Second         Supplemental  Exhibit 7(c) in File No. 2-
        Indenture                     7605.

        *Third          Supplemental  Exhibit 7(d) in File No. 2-
        Indenture                     8100.

        *Fourth         Supplemental  Exhibit 7(a)-4 in File No.
        Indenture                     2-8482.

        *Fifth          Supplemental  Exhibit 7(a)-5 in File No.
        Indenture                     2-9149.

        *Sixth          Supplemental  Exhibit 4(a)-6 in File No.
        Indenture                     2-9789.

        *Seventh        Supplemental  Exhibit  4(a)-7  in   File
        Indenture                     No.2-10261.

        *Eighth         Supplemental  Exhibit 4(a)-8 in File No.
        Indenture                     2-11043.

        *Ninth          Supplemental  Exhibit 2(b)-9 in File No.
        Indenture                     2-11468.

        *Tenth          Supplemental  Exhibit2(b)-10 in File No.
        Indenture                     2-15767.

        *Eleventh       Supplemental  Exhibit D in File No.  70-
        Indenture                     3952.

        *Twelfth        Supplemental  Exhibit D in File No.  70-
        Indenture                     4099.

        *Thirteenth     Supplemental  Exhibit 4(d) in File No. 2-
        Indenture                     23185.

        *Fourteenth     Supplemental  Exhibit 2(c) in File No. 2-
        Indenture                     24414.

        *Fifteenth      Supplemental  Exhibit 2(c) in File No. 2-
        Indenture                     25913.

        *Sixteenth      Supplemental  Exhibit 2(c) in File No. 2-
        Indenture                     28869.

        *Seventeenth    Supplemental  Exhibit 2(d) in File No. 2-
        Indenture                     28869.

        *Eighteenth     Supplemental  Exhibit 2(c) in File No. 2-
        Indenture                     35107.

        *Nineteenth     Supplemental  Exhibit 2(d) in File No. 2-
        Indenture                     36646.

        *Twentieth      Supplemental  Exhibit 2(c) in File No. 2-
        Indenture                     39253.

        *Twenty-first   Supplemental  Exhibit 2(c) in File No. 2-
        Indenture                     41080.

        *Twenty-second  Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      5151.

        *Twenty-third   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      5257.

        *Twenty-fourth  Supplemental  Exhibit   C  to  Rule   24
        Indenture                     Certificate in File No. 70-
                                      5343.

        *Twenty-fifth   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      5404.

        *Twenty-sixth   Supplemental  Exhibit   C  to  Rule   24
        Indenture                     Certificate in File No. 70-
                                      5502.

        *Twenty-seventh               Exhibit  C-1  to  Rule  24
        Supplemental Indenture        Certificate in File No. 70-
                                      5556.

        *Twenty-eighth  Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      5693.

        *Twenty-ninth   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6078.

        *Thirtieth      Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6174.

        *Thirty-first   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6246.

        *Thirty-second  Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6498.

        *Thirty-third   Supplemental  Exhibit A-4b-2 to Rule  24
        Indenture                     Certificate in File No. 70-
                                      6326.

        *Thirty-fourth  Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6607.

        *Thirty-fifth   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      6650.

        *Thirty-sixth   Supplemental  Exhibit  C-1  to  Rule  24
        Indenture                     Certificate dated December
                                      1,  1982  in File No.  70-
                                      6774.

        *Thirty-seventh               Exhibit  C-1  to  Rule  24
        Supplemental Indenture        Certificate dated February
                                      17,  1983 in File No.  70-
                                      6774.

        *Thirty-eighth  Supplemental  Exhibit A-2(a) to Rule  24
        Indenture                     Certificate dated December
                                      5,  1984  in File No.  70-
                                      6858.

        *Thirty-ninth   Supplemental  Exhibit A-3(a) to Rule  24
        Indenture                     Certificate in File No. 70-
                                      7127.

        *Fortieth       Supplemental  Exhibit  A-7  to  Rule  24
        Indenture                     Certificate in File No. 70-
                                      7068.

        *Forty-first    Supplemental  Exhibit A-8(b) to Rule  24
        Indenture                     Certificate dated July  6,
                                      1989 in File No. 70-7346.

        *Forty-second   Supplemental  Exhibit A-8(c) to Rule  24
        Indenture                     Certificate dated February
                                      1,  1990  in File No.  70-
                                      7346.

        *Forty-third    Supplemental  Exhibit 4 to Form 10-Q for
        Indenture                     the      quarter     ended
                                      September 30, 1990 in File
                                      No. 1-10764.

        *Forty-fourth   Supplemental  Exhibit A-2(a) to Rule  24
        Indenture                     Certificate dated November
                                      30,  1990 in File No.  70-
                                      7802.

        *Forty-fifth    Supplemental  Exhibit A-2(b) to Rule  24
        Indenture                     Certificate dated  January
                                      24,  1991 in File No.  70-
                                      7802.

        *Forty-sixth    Supplemental  Exhibit  4(d)(2)  in  File
        Indenture                     No. 33-54298.

        *Forty-seventh  Supplemental  Exhibit 4(c)(2) to Form 10-
        Indenture                     K   for   the  year  ended
                                      December 31, 1992 in  File
                                      No. 1-10764.

        *Forty-eighth   Supplemental  Exhibit 4(b) to Form  10-Q
        Indenture                     for the quarter ended June
                                      30,  1993 in File  No.  1-
                                      10764.

        *Forty-ninth    Supplemental  Exhibit 4(c) to Form  10-Q
        Indenture                     for the quarter ended June
                                      30,  1993 in File  No.  1-
                                      10764.

        *Fiftieth       Supplemental  Exhibit  4(b) to Form 10-Q
        Indenture                     for   the  quarter   ended
                                      September 30, 1993 in File
                                      No. 1-10764.

        *Fifty-first    Supplemental  Exhibit 4(c) to Form  10-Q
        Indenture                     for   the  quarter   ended
                                      September 30, 1993 in File
                                      No. 1-10764.

        *Fifty-second   Supplemental  Exhibit 4(a) to Form  10-Q
        Indenture                     for the quarter ended June
                                      30,  1994 in File  No.  1-
                                      10764.

        *Fifty-third    Supplemental  Exhibit  C-2 to  Form  U5S
        Indenture                     for    the   year    ended
                                      December 31, 1995.

        *Fifty-fourth   Supplemental  Exhibit C-2(a) to Form U5S
        Indenture                     for    the   year    ended
                                      December 31, 1996.

        *Fifty-fifth    Supplemental  Exhibit 4(a) to Form  10-Q
        Indenture                     for   the  quarter   ended
                                      March 31, 2000 in File No.
                                      1-10764.

        *Fifty-sixth    Supplemental  Exhibit 4(a) to Form  10-Q
        Indenture                     for   the  quarter   ended
                                      September 30, 2001 in File
                                      No. 1-10764.

        Form    of     Fifty-seventh  Filed herewith.
        Supplemental Indenture

4(e)    Form of Bond                  Filed herewith.

* Previously filed as indicated and incorporated herein by reference.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  March 25, 2002             ENTERGY ARKANSAS, INC.



                                   By:/s/ Steven C. McNeal
                                       Steven C. McNeal
                                       Vice President and
                                       Treasurer